Exhibit 23.3

	Reznick Group, P.C.	Tel: (404) 847- 9447
REZNICK	2002 Summit Boulevard	Fax (404) 847-9495
GROUP	Suite 1000	www.reznickgroup.com
Atlanta, GA 30319-1470

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, relating to the financial statements and financial statement schedule of Roberts Realty Investors, Inc. and its subsidiary as of December 31, 2005 and for the year then ended, dated March 21, 2006 and appearing in the Annual Report on Form 10-K of Roberts Realty Investors, Inc. for the year ended December 31, 2005.

/s/ Reznick Group, P.C.

Atlanta, Georgia
November 13, 2006